Exhibit 5.1

September 15, 2003

Allegiant Bancorp, Inc.
10401 Clayton Road
St. Louis, Missouri 63131

Re:  Registration Statement on Form S-3

Gentlemen:

               We refer you to the Registration Statement on Form S-3 filed by Allegiant Bancorp, Inc. (the "Company") on September 15, 2003 (the "Registration Statement") with the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended, pertaining to the proposed issuance by the Company of up to an additional 425,000 shares of the Company's common stock, $.01 par value (the "Shares"), in connection with the Allegiant Bancorp, Inc. Dividend Reinvestment and Stock Purchase Plan, as amended (the "Plan"), all as provided in the Registration Statement. In rendering the opinions set forth herein, we have examined such corporate records of the Company, such laws and such other information as we have deemed relevant, including the Company's Articles of Incorporation and Bylaws, each as amended and currently in effect, and the resolutions adopted by the Company's Board of Directors relating to the amendment to the Plan. In delivering this opinion, the undersigned assumed the genuineness of all signatures; the authenticity of all documents submitted to us as originals; the conformity to the originals of all documents submitted to us as certified, photostatic or conformed copies; the authenticity of the originals of all such latter documents; and the correctness of statements submitted to us by officers and representatives of the Company.

               Based only on the foregoing, the undersigned is of the opinion that:

               1.  The Company has been duly incorporated and is validly existing under the laws of the State of Missouri; and

               2.  The Shares to be sold by the Company, when issued as provided in the Plan, will be validly issued, fully paid and non-assessable.

               We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm in the section of the Prospectus entitled "Legal Matters."
Very truly yours, /s/ Thompson Coburn LLP